UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 8, 2025

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 HEARTLAND WAY, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 645-7060
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HTLD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 8, 2025, the Annual Meeting of Stockholders of Heartland Express, Inc. (the "Company") was held, at which meeting seven (7) directors were elected to serve as the Board of Directors until the 2026 Annual Meeting of Stockholders, the appointment of Grant Thornton, LLP as the Company's independent registered public accounting firm for 2025 was ratified, and compensation of named executive officers of the Company was approved in an advisory and non-binding vote.

The voting tabulation on the election of directors was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-votes
Michael J. Gerdin	68,032,657	1,132,310	3,537,685
Dr. Benjamin J. Allen	61,239,642	7,925,325	3,537,685
James G. Pratt	67,933,548	1,231,419	3,537,685
Brenda S. Neville	61,957,030	7,207,937	3,537,685
David P. Millis	68,265,306	899,661	3,537,685
Dr. Brenda M. Lantz	67,538,886	1,626,081	3,537,685
Amanda M. Hupfeld	69,030,884	134,083	3,537,685

The voting tabulation on the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2025 was as follows:

For	Against	Abstain
72,213,078	451,628	37,946

The voting tabulation on the non-binding advisory vote on named executive officer compensation was as follows:

For	Against	Abstain	Broker Non-votes
67,340,368	1,797,600	26,999	3,537,685

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	May 9, 2025	By: /s/ Christopher A. Strain
Christopher A. Strain
Vice President - Finance,
Treasurer and Chief Financial Officer